UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2013

The Hallwood Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8303	51-0261339
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3710 Rawlins, Suite 1500, Dallas, Texas		75219
(Address or principal executive offices)		(Zip Code)

(214) 528-5588

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 4, 2013, The Hallwood Group Incorporated, a Delaware corporation (the “Company”), Hallwood Financial Limited, a corporation organized under the laws of the British Virgin Islands (“Parent”), and HFL Merger Corporation, a Delaware corporation and wholly owned subsidiary of the Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent. Parent is controlled by Anthony J. Gumbiner, Chairman and Chief Executive Officer of the Company, and Parent currently owns 1,001,575, or 65.7%, of the issued and outstanding shares of common stock, par value $0.10 per share, of the Company (such shares, collectively, the “Company Common Stock,” and, each, a “Share”).

As previously announced, on November 6, 2012, the Company received a proposal from Parent to acquire all of the outstanding shares of Company Common Stock that it does not beneficially own at a cash purchase price of $10.00 per Share. On November 7, 2012, at the Company’s regularly scheduled Board of Directors meeting, a special committee, consisting solely of independent and disinterested directors (the “Special Committee”), was formed to consider and negotiate the proposal and to make a recommendation to the Company’s full Board of Directors. Subsequently, the Special Committee retained its own independent legal representation and selected and engaged a financial advisor to assist in the review of the proposed transaction.

All of the members of the Board of Directors of the Company other than Mr. Gumbiner, acting upon the unanimous recommendation of the Special Committee, have (i) determined that it is fair to, and in the best interests of, the Company and its stockholders (other than Parent and Merger Sub), and declared it advisable, to enter into the Merger Agreement, (ii) approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger and (iii) resolved to recommend adoption of the Merger Agreement by the stockholders of the Company.

At the effective time of the Merger (the “Effective Time”), each Share (other than Excluded Shares and Dissenting Shares as described below) issued and outstanding immediately prior to the Effective Time will be converted automatically into and will thereafter represent the right to receive $10.00 in cash, without interest (the “Merger Consideration”). All Shares (other than Excluded Shares and Dissenting Shares) will, upon conversion thereof in accordance with the Merger Agreement, cease to be outstanding and will automatically be cancelled and will cease to exist, and each holder of (x) a certificate that immediately prior to the Effective Time represented any such Shares or (y) uncertificated Shares represented by book-entry that immediately prior to the Effective Time represented such Shares will cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest, upon surrender of such certificate or book-entry shares in accordance with the Merger Agreement. As used herein, “Excluded Shares” means Shares held by Parent, Merger Sub, the Company or any wholly owned Subsidiary of the Company or held in the Company’s treasury. As used herein, “Dissenting Shares” means any Shares outstanding immediately prior to the Effective Time that are held by a stockholder who as neither voted in favor of the adoption of the Merger Agreement nor consented thereto in writing and who has demanded properly in writing appraisal for such Shares and otherwise properly perfected and not withdrawn or lost his or her rights in accordance with Section 262 of the General Corporation Law of the State of Delaware.

Stockholders of the Company will be asked to vote on the adoption of the Merger Agreement at a special stockholders meeting that will be held on a date to be announced. The closing of the Merger is subject to a non-waivable condition that the Merger Agreement be adopted by (i) the affirmative vote of the holders of a majority of the outstanding shares of the Company Common Stock entitled to vote on the adoption of the Merger Agreement, voting together as a single class, and (ii) the affirmative vote of the holders of a majority of the outstanding shares of the Company Common Stock, voting together as a single class, excluding all shares of Company Common Stock owned by Parent, Merger Sub, Mr. Gumbiner or any of their respective affiliates (other than the Company and its subsidiaries), or by any director, officer or other employee of the Company or any of its subsidiaries (the “Company Stockholder Approval”).

Consummation of the Merger is subject to certain other customary conditions, including, among others, (i) absence of any order or injunction prohibiting the consummation of the Merger, (ii) subject to certain exceptions, the accuracy of representations and warranties with respect to the business of the Company, (iii) each of the Company and Parent having performed their respective obligations pursuant to the Merger Agreement and (iv) the absence of a “Company Material Adverse Effect,” which is defined in the Merger Agreement to include the occurrence of an “Event of Default” under that certain Loan Agreement, dated as of March 30, 2012, among Branch Banking and Trust Company, Brookwood Companies Incorporated and the other signatories thereto, filed as Exhibit 10.20 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

The Company and Parent have each made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants of the Company (i) to conduct its business in the ordinary course consistent with past practice between the execution of the Merger Agreement and the consummation of the Merger, (ii) to cause a stockholders meeting to be held to consider adoption of the Merger Agreement and (iii) to cause its Board of Directors to recommend adoption of the Merger Agreement by the Company’s stockholders (including the Special Committee’s recommendation).

Until the Effective Time, the Company, its subsidiaries and their respective representatives are subject to customary “no shop” restrictions on their ability to initiate, solicit, knowingly encourage (including by providing information) or knowingly facilitate any inquiries, proposals or offers with respect to, or the making or completion of, an Alternative Proposal (as defined below). However, if following the date of the Agreement and prior to the Company obtaining the Company Stockholder Approval, (i) the Company receives an unsolicited written Alternative Proposal, (ii) the Company has not breached the “no shop” provision, (iii) the Board of Directors of the Company (acting through the Special Committee, if then in existence) determines, in good faith, after consultation with its outside counsel and financial advisors, that such Alternative Proposal constitutes or is reasonably likely to result in a Superior Proposal (as defined below) and (iv) after consultation with its outside counsel, the Board of Directors of the Company (acting through the Special Committee, if then in existence) determines in good faith that failure to take such action could reasonably be expected to be inconsistent with its fiduciary duties under applicable law, then the Company may (A) furnish information with respect to the Company and its subsidiaries to the person making such Alternative Proposal and its representatives pursuant to a customary confidentiality agreement with a standstill provision and (B) participate in discussions or negotiations with such person and its representatives regarding such Alternative Proposal. As used herein, (x) “Alternative Proposal” means any inquiry, proposal or offer from any person or group of persons other than Parent or one of its subsidiaries (i) for a merger, reorganization, consolidation, recapitalization or other business combination, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries, (ii) for the issuance by the Company of over 20% of its equity securities as consideration for the assets or securities of another person or (iii) to acquire in any manner, directly or indirectly, over 20% of the equity securities or consolidated total assets of the Company and its subsidiaries, in each case other than the Merger and (y) “Superior Proposal” means a bona fide, unsolicited, written Alternative Proposal (except that references to “20%” in the definition of such term will be deemed to be references to “50%”) made in writing and not solicited in violation of the “no shop” provision that the Board of Directors of the Company (acting through the Special Committee, if then in existence) determines in good faith, after consultation with outside legal counsel and financial advisors, (i) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal (including any conditions relating to financing, regulatory approvals or other events or circumstances beyond the control of the party invoking the condition), (ii) for which financing, if a cash transaction (whether in whole or in part), is then fully committed, and (iii) if consummated, would result in a transaction more favorable to the holders of the Company Common Stock in their sole capacity as such (other than Parent and Merger Sub) from a financial point of view (including the effect of any termination fee or provision relating to the reimbursement of expenses) than the transaction contemplated by the Merger Agreement (after taking into account any revisions to the terms of the transaction contemplated by the “no shop” provision and the time likely to be required to consummate such Alternative Proposal).

Additionally, neither the Board of Directors of the Company nor any committee thereof may withdraw or modify in a manner adverse to Parent or Merger Sub, or publicly propose to withdraw or modify in a manner adverse to Parent or Merger Sub or fail to publicly reaffirm as promptly as practicable, its recommendation (a “Recommendation Change”). Notwithstanding the foregoing, with respect to (aa) an event, fact, circumstance, development or occurrence that affects the business, assets or operations of the Company that is unknown to the

Board of Directors of the Company or any committee thereof as of the date of the Merger Agreement and becomes known to the Board of Directors of the Company or any committee thereof (an “Intervening Event”) or (bb) an Alternative Proposal, the Board of Directors of the Company (acting through the Special Committee, if then in existence) may at any time prior to receipt of the Company Stockholder Approval, make a Recommendation Change and/or terminate the Merger Agreement if (and only if): (A) in the case of an Alternative Proposal, the Alternative Proposal (that did not result from a breach of the “no shop” provision) is made to the Company by a third party, and such Alternative Proposal is not withdrawn, the Board of Directors of the Company (acting through the Special Committee, if then in existence) determines in good faith after consultation with its financial advisors and outside legal counsel that such Alternative Proposal constitutes a Superior Proposal and the Board of Directors of the Company (acting through the Special Committee, if then in existence) determines to terminate the Merger Agreement; and (B) in the case of an Intervening Event, following consultation with outside legal counsel, the Board of Directors of the Company (acting through the Special Committee, if then in existence) determines that the failure to make a Recommendation Change could reasonably be expected to be inconsistent with the fiduciary duties of the Board of Directors (acting through the Special Committee, if then in existence) under applicable laws. In either case, the Company must provide Parent three (3) business days prior written notice of its intention to take such action, which notice must include the information with respect to such Superior Proposal (if applicable) that is specified in the “no shop” provision or a description of such Intervening Event (if applicable) and must otherwise specify the basis for the Recommendation Change or proposed termination, (y) after providing such notice and prior to making such Recommendation Change or taking any action to terminate the Merger Agreement, as applicable, the Company must negotiate in good faith with Parent during such three (3) business day period (to the extent that Parent desires to negotiate) to make such revisions to the terms of the Merger Agreement as would permit the Board of Directors of the Company and the Special Committee not to effect a Recommendation Change in connection with an Intervening Event or a Superior Proposal or to take such action to terminate the Merger Agreement in response to a Superior Proposal, and (z) the Board of Directors of the Company and the Special Committee must have considered in good faith any changes to the Merger Agreement offered in writing by Parent and must have determined in good faith, after consultation with its outside legal counsel and financial advisors, that the event continues to constitute an Intervening Event or that the Superior Proposal would continue to constitute a Superior Proposal, in each case, if such changes offered in writing by Parent were to be given effect. However, neither the Board of Directors of the Company nor any committee thereof may effect a Recommendation Change in connection with an Intervening Event or a Superior Proposal or take any action to terminate the Merger Agreement with respect to a Superior Proposal prior to the time that is three (3) business days after it has provided the required written notice; provided, further, that in the event that the Alternative Proposal is modified subsequently by the party making such Alternative Proposal, the Company must provide written notice of such modified Alternative Proposal and must again comply with the “no shop” provision.

The Merger Agreement contains certain termination rights of the Company and Parent, and subject to certain limitations, either party may terminate the Merger Agreement if the Merger has not occurred on or before the one year anniversary of the date of the Merger Agreement.

The foregoing description of the Merger Agreement is not a complete description of all of the parties’ rights and obligations under the Merger Agreement and is qualified in its entirety by this reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about the Company and its subsidiaries that the respective companies include in reports, statements and other filings they make with the Securities and Exchange Commission (the “SEC”).

Additional Information and Where to Find It

This filing may be deemed solicitation material in respect of the proposed acquisition of the Company by Parent. In connection with the proposed merger, the Company will file with the SEC and furnish to the Company’s stockholders a proxy statement and other relevant documents. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE MERGER. The Company’s stockholders will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, the Company’s stockholders may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://www.hallwood.com/hwg/SEC.php or by directing a request to: The Hallwood Group Incorporated, 3710 Rawlins, Suite 1500, Dallas, TX 75219; Attention: Investor Relations; Phone: (214) 528-5588 or (800) 225-0135.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on April 1, 2013 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 17, 2013.

Forward-Looking Statements

This report on Form 8-K (including the documents incorporated by reference herein and the exhibits filed herewith) includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements generally can be identified by the use of forward-looking terminology, such as “may,” “will,” “would,” “expect,” “intend,” “could,” “estimate,” “should,” “anticipate”, “doubt” or “believe.” The Company intends that all forward-looking statements be subject to the safe harbors created by these laws. All statements other than statements of historical information provided herein are forward-looking and may contain information about financial results, economic conditions, trends, and known uncertainties. All forward-looking statements are based on current expectations regarding important risk factors. Many of these risks and uncertainties are beyond the Company’s ability to control, and, in many cases, the Company cannot predict all of the risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Actual results could differ materially from those expressed in the forward-looking statements, and readers should not regard those statements as a representation by the Company or any other person that the results expressed in the statements will be achieved. Important risk factors that could cause results or events to differ from current expectations are described in the Company’s annual report on Form 10-K for the year ended December 31, 2012 under Item 1A –“Risk Factors”. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the operations, performance, development and results of the Company’s business. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof, including without limitation, changes in its business strategy or planned capital expenditures, growth plans, or to reflect the occurrence of unanticipated events, although other risks and uncertainties may be described, from time to time, in the Company’s periodic filings with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 4, 2013, among Hallwood Financial Limited, HFL Merger Corporation, and The Hallwood Group Incorporated

99.1	Press Release dated June 5, 2013

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hallwood Group Incorporated

Dated: June 5, 2013	By:	/s/ Richard Kelley
	Name:	Richard Kelley
	Title:	Vice President & Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 4, 2013, among Hallwood Financial Limited, HFL Merger Corporation, and The Hallwood Group Incorporated

99.1	Press Release dated June 5, 2013